UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010

Commission	Exact Name of Registrant as Specified in its Charter,	IRS Employer
File Number	State of Incorporation, Address of Principal Executive	Identification No.
Offices and Telephone Number

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
As discussed under Item 8.01 below, on December 6, 2010, Michigan Consolidated Gas Company (MichCon) filed a notice of withdrawal with respect to its general rate case No. U-16400, previously filed with the Michigan Public Service Commission (MPSC). Also on December 6, 2010, DTE Energy Company (DTE Energy) posted a Summary relating to the withdrawal notice on the DTE Energy website, www.dteenergy.com. MichCon is a wholly-owned subsidiary of DTE Energy.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 8.01.	Other Events.
On December 6, 2010, MichCon filed a notice of withdrawal with respect to its general rate case No. U-16400, previously filed with the MPSC. The full text of the notice will be available on the MPSC’s website (http://efile.mpsc.state.mi.us/efile/) under case number U-16400.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

99.1	Summary of Notice of Withdrawal of Michigan Consolidated Gas Company’s Rate Case Filing U-16400 dated as of December 6, 2010.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2009 Form 10-K and 2010 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy that discuss important factors that could cause DTE Energy’s actual results to differ materially. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 6, 2010

DTE ENERGY COMPANY (Registrant)
/s/ Daniel G. Brudzynski
Daniel G. Brudzynski
Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Summary of Notice of Withdrawal of Michigan Consolidated Gas Company’s Rate Case Filing U-16400 dated as of December 6, 2010.